UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2009
NEWPORT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-01649 (Commission File Number)	94-0849175 (IRS Employer Identification No.)

1791 Deere Avenue, Irvine, California (Address of principal executive offices)	92606 (Zip Code)
(949) 863-3144
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 — Material Impairments.
On January 28, 2009, Newport Corporation (the “Registrant”) concluded that it will be required to record a non-cash impairment charge to reduce the carrying value of goodwill and certain other intangible assets associated with the Registrant’s Lasers Division, due primarily to the adverse impact of the current macroeconomic business environment on the Lasers Division’s financial outlook, and to the significant reduction in market capitalization of the Registrant and other companies in the laser industry. The Registrant expects to record a non-cash charge of approximately $120 million, representing the Registrant’s total goodwill balance and certain other intangible assets associated with its Lasers Division. The Registrant also expects that, as a result of recording these non-cash impairment charges, it will be required to re-establish the portion of the valuation allowance against its U.S. deferred tax assets that was previously released in the Registrant’s fourth quarter of 2007 and to recognize other deferred tax liabilities associated with indefinite-lived intangible assets, resulting in non-cash charges to income tax expense totaling approximately $25 million. The Registrant expects to record these charges in its fourth quarter and fiscal year ended January 3, 2009. A breakdown of these expected charges is as follows:

(In millions)
Goodwill impairment charge	$105
Impairment charge on certain other intangible assets	15
Income tax expense to re-establish valuation allowance and recognize other deferred tax liabilities	25

Total anticipated charges	$145

Cautionary Note Regarding Forward-Looking Statements
This Current Report contains forward-looking statements related to the Registrant’s current expectations regarding the charges the Registrant expects to record as a result of the impairment of goodwill and certain other intangible assets associated with its Lasers Division and re-establishment of a deferred tax asset valuation allowance. These forward-looking statements are made in reliance upon safe harbor provisions in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on information available to the Registrant as of the date of this Current Report, and involve a number of risks and uncertainties. The Registrant’s actual results could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, those factors set forth and discussed in Item 1 (Business) and Item 1A (Risk Factors) of Part I, and Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of Part II, of the Registrant’s Annual Report on Form 10-K for the year ended December 29, 2007, which are incorporated into this Current Report by reference. In light of the significant uncertainties inherent in the forward-looking information included in this Current Report, the inclusion of this information should not be regarded as a representation by the Registrant or any other person that the Registrant’s objectives or plans will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information. The Registrant undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPORT CORPORATION
Date: January 28, 2009	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel and Corporate Secretary